Exhibit 10(b)

INDEPENDENT AUDITORS’ CONSENT

The Board of Directors Ambac Assurance Corporation:

We consent to the incorporation by reference in the registration statement on Form N-1A of Merrill Lynch Core Principal Protected Fund of our report dated January 23, 2002 on the consolidated financial statements of Ambac Assurance Corporation and subsidiaries as of December 31, 2001 and 2000, and for each of the years in the three-year period ended December 31, 2001, which report appears in the Annual Report on Form 10-K of Ambac Financial Group, Inc., which was filed with the Securities and Exchange Commission on March 26, 2002.

/s/ KPMG LLP

New York, New York January 9, 2003